FIRST FINANCIAL HOLDINGS, INC.
34 Broad Street - Charleston, S.C. 29401
843-529-5933 - FAX: 843-529-5929

NEWS	NEWS	NEWS	NEWS

Contact:	Susan E. Baham
Senior Vice President
(843) 529-5601

FIRST FINANCIAL HOLDINGS, INC.

REPORTS RECORD RESULTS FOR QUARTER

Charleston, South Carolina (April 18, 2002) -- First Financial Holdings, Inc. (NASDAQ: FFCH) today announced record results for the second quarter ended March 31, 2002.

First Financial reported net income of $7.5 million for the quarter ended March 31, 2002, an increase of 30% from net income of $5.8 million for the quarter ended March 31, 2001. Net income for the first six months of fiscal 2002 totaled 14.3 million, a 34% increase over net income of $10.7 million for the first six months of fiscal 2001.

Basic and diluted earnings per common share were $.56 and $.54, respectively, in the quarter ended March 31, 2002, compared with $.43 and $.42, respectively, in the quarter ended March 31, 2001. Year to date basic and diluted earnings per common share for 2002 were $1.07 and $1.03, respectively, compared with $.80 and $.78, respectively, in the 2001 period.

President and Chief Executive Officer A. Thomas Hood commented, "We are pleased to report record net income and earnings per share this quarter and for the first six months of fiscal 2002. Net interest income increased by 24% to $21.0 million from $16.9 million in the quarter ended March 31, 2001. This increase was principally attributable to a significant reduction in the cost of funds. The Company's net interest margin increased to 3.87% in the quarter ended March 31, 2002 from 3.07% in the quarter ended March 31, 2001. The Company's cost of funds declined due to the dramatic decline in market interest rates since last year and the Company's increase in lower costing demand and money market deposits. "

Hood also commented, "Non-interest income for the second quarter increased by 18% to $7.9 million compared with $6.7 million in the same period in fiscal 2001. This increase was principally the result of a $2.2 million increase in insurance revenues. The Company is particularly pleased with the growth in insurance revenues, which have increased in connection with the addition of operations of Kinghorn Insurance Services of Hilton Head, South Carolina, acquired in June 2001. The current quarter's insurance operations were further improved by annual performance-based contingent commission payments in excess of $1.2 million. Gains on the sales of loans also increased $350 thousand in the current quarter over results one year ago. Real estate operations in the current quarter resulted in a net loss of $198 thousand compared with a net gain of $1.1 million in the March 2001 quarter. Results in the March 2001 quarter included a non-recurring gain of approximately $1.0 million related to the sale of a commercial property. "

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First Financial Holdings, Inc.

April 18, 2002

"Operating expenses increased $2.4 million to $15.7 million in the quarter ended March 31, 2002 compared with $13.3 million in the March 2001 quarter. The increase was primarily related to costs associated with additional insurance operations acquired in the past year and increased numbers of retail sales locations. We recently announced plans to consolidate our two wholly-owned banking subsidiaries into one operating unit under the name, "First Federal." We believe that this strategy will help to improve banking access and options for all of our customers in the coastal markets of the Carolinas. We also believe that this strategy will enable our staff to be more efficient and do not expect to incur material operating costs relative to this change," Hood concluded.

As of March 31, 2002, total assets of First Financial were $2.3 billion and deposits were $1.4 billion. Loans receivable totaled $1.9 billion at March 31, 2002 and stockholders' equity totaled $165 million. Book value per common share increased to $12.29 at March 31, 2002 compared to $11.13 one year ago.

Total problem assets increased to $18.7 million at March 31, 2002 from $14.7 million at March 31, 2001 but declined slightly from $19.0 million at December 31, 2001. The ratio of problem assets to total assets was .82% at March 31, 2002 compared to .63% at March 31, 2001 and .82% at December 31, 2001. The ratio of net loan charge-offs to average net loans annualized increased to 28 basis points in the current quarter compared to 23 basis points in the comparable quarter one year ago and 27 basis points in the December 2001 quarter.

First Financial is the multiple thrift holding company of First Federal Savings and Loan Association of Charleston and Peoples Federal Savings and Loan Association of Conway. The Associations operate a total of 44 offices located in the Charleston Metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and Brunswick County in coastal North Carolina. The Company also provides brokerage, trust and insurance services through First Southeast Investor Services, First Southeast Fiduciary and Trust Services and First Southeast Insurance Services. For additional information about First Financial, please visit our web site at www.firstfinancialholdings.com.

Certain matters in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance or achievements may differ materially from those suggested, expressed or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, general economic conditions nationally and in the State of South Carolina, interest rates, the South Carolina real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended September 30, 2001.

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First Financial Holdings, Inc.

April 18, 2002

FIRST FINANCIAL HOLDINGS, INC.
Unaudited Consolidated Financial Highlights
(in thousands, except share data)

	Three Months Ended			Six Months Ended
	03/31/02	03/31/01	12/31/01	03/31/02	03/31/01
Statements of Income
Interest income	$38,591	$43,779	$40,542	$79,133	$87,591
Interest expense	17,585	26,900	20,066	37,651	54,754
Net interest income	21,006	16,879	20,476	41,482	32,837
Provision for loan losses	(1,500)	1,275)	(1,516)	(3,016)	(2,125)
Net interest income after provision	19,506	15,604	18,960	38,466	30,712
Other income
Net gain on sale of loans	818	468	1,173	1,991	643
Net gain on sale of investments and
mortgage-backed securities		232	24	25	540
Brokerage fees	567	450	471	1,038	801
Commissions on insurance	3,138	891	1,858	4,996	1,727
Service charges and fees on deposit accounts	2,192	2,033	2,368	4,560	4,166
Loan servicing fees	513	526	470	983	1,031
Real estate operations (net)	(198)	1,090	(119)	(317)	1,131
Other	853	1,001	902	1,754	1,809
Total other income	7,883	6,691	7,147	15,030	11,848
Other expenses
Salaries and employee benefits	9,523	7,954	9,474	18,997	15,358
Occupancy costs	1,187	1,037	1,319	2,506	2,063
Marketing	330	376	480	810	732
Depreciation, amort., etc.	1,158	1,097	1,176	2,334	2,224
FDIC insurance premiums	69	66	66	135	133
Other	3,474	2,804	3,051	6,525	5,562
Total other expenses	15,741	13,334	15,566	31,307	26,072
Income before income taxes	11,648	8,961	10,541	22,189	16,488
Provision for income taxes	4,140	3,166	3,737	7,877	5,823
Net income	7,508	5,795	6,804	14,312	10,665
Earnings per common share:
Basic	0.56	0.43	0.51	1.07	0.80
Diluted	0.54	0.42	0.49	1.03	0.78
Average shares outstanding	13,396	13,341	13,396	13,395	13,332
Average diluted shares outstanding	13,852	13,721	13,835	13,843	13,658
Ratios:
Return on average equity	18.45%	15.90%	17.14%	17.80%	14.90%
Return on average assets	1.30%	1.00%	1.17%	1.24%	0.93%
Net interest margin	3.87%	3.07%	3.75%	3.81%	3.00%
Operating expense/average assets	2.73%	2.30%	2.68%	2.71%	2.27%
Efficiency ratio	55.69%	61.22%	58.64%	57.12%	61.53%
Net charge-offs/average net loans, annualized	0.28%	0.23%	0.27%	0.28%	0.20%

First Financial Holdings, Inc.

April 18, 2002

	03/31/02	03/31/01	12/31/01
Statements of Financial Condition
Assets
Cash and cash equivalents	$97,948	$108,475	$85,427
Investments	44,083	52,308	41,622
Loans receivable	1,900,583	1,884,223	1,930,565
Mortgage-backed securities	178,946	245,982	186,333
Office properties, net	32,452	29,893	32,473
Real estate owned	4,417	2,279	3,930
Other assets	38,109	28,903	38,522
Total Assets	2,296,538	2,352,063	2,318,872
Liabilities
Deposits	1,423,698	1,314,130	1,408,501
Advances from FHLB	643,000	720,000	683,000
Other borrowings	23,750	117,848	23,750
Other liabilities	41,135	51,479	42,981
Total Liabilities	2,131,583	2,203,457	2,158,232
Stockholders' equity
Stockholders' equity	185,375	164,894	179,016
Treasury stock	(22,978)	(18,752)	(21,330)
Accumulated other comprehensive income	2,558	2,464	2,954
Total stockholders' equity	187,933	167,358	181,970
Total liabilities and stockholders' equity	2,319,516	2,370,815	2,340,202
Stockholders' equity/assets	7.18%	6.32%	6.93%
Common shares outstanding	13,418	13,353	13,401
Book value per share	$12	$11	$12

	03/31/02	03/31/01	12/31/01
Credit quality-quarterly results
Total reserves for loan losses	$16,290	$15,655	$16,144
Loan loss reserves/net loans	0.86%	0.83%	0.84%
Reserves/non-performing loans	113.70%	125.78%	106.90%
Provision for losses	$1,500	$1,275	$1,516
Net loan charge-offs	$1,354	$1,058	$1,315

Problem assets
Non-accrual loans	$11,611	$9,717	$12,358
Accruing loans 90 days or more past due	36	24	48
Renegotiated loans	2,679	2,706	2,696
REO thru foreclosure	4,417	2,279	3,930
Total	$18,743	$14,726	$19,032
As a percent of total assets	0.82%	0.63%	0.82%

First Financial Holdings, Inc.

April 18, 2002

First Financial Holdings, Inc.
	As of / For the Quarter Ended (Unaudited)
BALANCE SHEET	03/31/02	12/31/01	09/30/01	06/30/01	03/31/01	12/31/00	09/30/00	06/30/00
Assets
Cash and investments	$ 142,031	$ 127,049	$ 136,963	$ 121,218	$ 160,783	$ 116,572	$ 109,484	$ 114,327
Loans receivable	1,900,583	1,930,565	1,905,333	1,896,801	1,884,223	1,841,553	1,838,497	1,848,619
Mortgage-backed securities	178,946	186,333	208,153	223,933	245,982	265,184	247,095	233,936
Office properties and equip.	32,452	32,473	32,968	31,654	29,893	29,811	29,503	28,131
Real estate owned	4,417	3,930	3,337	2,644	2,279	4,364	5,895	5,933
Other assets	38,109	38,522	38,910	37,814	28,903	28,502	26,037	24,904
Total assets	$2,296,538	$2,318,872	$2,325,664	$2,314,064	$2,352,063	$2,285,986	$2,256,511	$2,255,850
Liabilities
Deposits	$1,423,698	$1,408,501	$1,395,785	$1,347,794	$1,314,130	$1,237,049	$1,241,295	$1,237,911
Advances-FHLB	643,000	683,000	625,000	698,000	720,000	750,900	766,500	773,500
Other borrowed money	23,750	23,750	90,066	66,073	117,848	112,460	61,522	63,159
Other liabilities	41,135	42,981	57,920	49,909	51,479	42,519	49,343	47,927
Total liabilities	2,131,583	2,158,232	2,168,771	2,161,776	2,203,457	2,142,928	2,118,660	2,122,497
Total stockholders' equity	164,955	160,640	156,893	152,288	148,606	143,058	137,851	133,353
Total liabilities and stockholders' equity	$2,296,538	$2,318,872	$2,325,664	$2,314,064	$2,352,063	$2,285,986	$2,256,511	$2,255,850

Total shares o/s	13,418	13,401	13,396	13,382	13,353	13,330	13,318	13,325
Book value per share	$ 12.29	$ 11.99	$ 11.71	$ 11.38	$ 11.13	$ 10.73	$ 10.35	$ 10.01
Equity/assets	7.18%	6.93%	6.75%	6.58%	6.32%	6.26%	6.11%	5.91

AVERAGE BALANCES
Total assets	$2,307,705	$2,322,268	$2,319,864	$2,333,064	$2,319,025	$2,271,249	$2,222,993	$2,222,993
Earning assets	2,171,163	2,181,700	2,197,635	2,226,638	2,202,304	2,182,752	2,118,266	2,118,266
Loans	1,930,938	1,931,170	1,926,031	1,926,075	1,877,242	1,836,828	1,891,476	1,891,476
Costing liabilities	2,099,587	2,091,818	2,119,059	2,139,536	2,115,171	2,079,855	2,028,156	2,028,156
Deposits	1,411,504	1,406,609	1,378,215	1,326,843	1,266,319	1,233,439	1,227,994	1,227,994
Equity	162,798	158,767	154,591	150,447	145,832	140,455	131,774	131,774

First Financial Holdings, Inc.

April 18, 2002

First Financial Holdings, Inc.

	Quarter Ended (Unaudited)								Fiscal Year (unaudited)
	03/31/02	12/31/01	09/30/01	06/30/01	03/31/01	12/31/00	09/30/00	06/30/00	09/30/01	09/30/00
STATEMENT OF OPERATIONS
Total interest income	$38,591	$40,542	$42,250	$43,436	$43,779	$43,812	$43,008	$41,228	$173,277	$161,642
Total interest expense	17,585	20,066	23,004	25,150	26,900	27,854	27,510	25,338	102,908	98,888
Net interest income	21,006	20,476	19,246	18,286	16,879	15,958	15,498	15,890	70,369	62,754
Provision for loan losses	(1,500)	(1,516)	(1,500)	(1,350)	(1,275)	(850)	(575)	(640)	(4,975)	(2,745)
Net int. inc. after provision	21,006	20,476	19,246	18,286	16,879	15,958	15,498	15,890	70,369	62,754
Other income
Net gain (loss) on sale of	$818	$1,173	$1,178	$559	$468	$175	$22	$38	$2,380	$128
loans
Gain on investment securities		24	35	-3	232	308	116	28	572	144
Brokerage fees	567	471	464	430	450	351	440	440	1,696	1,793
Commissions on insurance	3,138	1,858	2,194	1,309	891	836	973	735	5,230	2,837
Loan servicing fees	513	470	411	489	526	505	565	448	1,931	1,883
Svc. chgs/fees-dep. accts	2,192	2,368	2,157	2,166	2,033	2,133	1,965	1,915	8,489	7,593
Real estate operations (net)	(198)	(119)	(194)	(74)	1,090	41	243	50	863	377
Other	853	902	977	972	1,001	808	993	951	3,757	3,555
Total other income	8,081	7,266	7,416	5,922	6,691	5,157	5,317	4,605	24,918	18,310
Other expenses
Salaries & employee benefits	9,523	9,474	9,088	8,074	7,954	7,404	7,219	6,843	32,520	28,008
Occupancy costs	1,187	1,319	1,139	993	1,037	1,026	1,004	966	4,195	3,738
Marketing	330	480	625	402	376	356	476	366	1,759	1,579
Depreciation, amort. Etc.	1,158	1,176	1,183	1,130	1,097	1,127	1,102	986	4,537	3,914
Other	3,543	3,117	3,402	3,035	2,870	2,825	2,708	2,904	12,132	10,645

Total other expenses	15,741	15,566	15,437	13,634	13,334	12,738	12,509	12,065	55,143	47,884
Income before taxes	13,346	12,176	11,225	10,574	10,236	8,377	8,306	8,430	40,144	33,180
Provision for income taxes	4,140	3,737	3,559	3,228	3,166	2,657	2,595	2,690	12,610	10,507
Net Income	$9,206	$8,439	$7,666	$7,346	$7,070	$5,720	$5,711	$5,740	$27,534	$22,673

Average shares o/s, basic	13,396	13,396	13,402	13,362	13,341	13,323	13,321	13,332	13,357	13,341
Average shares o/s, diluted	13,852	13,835	13,855	13,760	13,721	13,596	13,521	13,519	13,733	13,559
Net income per share - basic	$0.56	$0.51	$0.45	$0.44	$0.43	$0.37	$0.39	$0.38	$1.69	$1.49
Net income per share - diluted	$0.54	$0.49	$0.43	$0.43	$0.42	$0.36	$0.38	$0.38	$1.64	$1.47
Dividends paid per share	$0.17	$0.17	$0.16	$0.16	$0.16	$0.16	$0.14	$0.14	$0.62	$0.56

First Financial Holdings, Inc.

April 18, 2002

First Financial Holdings, Inc.

	Quarter Ended (unaudited)								Fiscal Year (unaudited)
	03/31/02	12/31/01	09/30/01	06/30/01	03/31/01	12/31/00	09/30/00	06/30/00	09/30/01	09/30/00
OTHER RATIOS
Return on Average	1.30%	1.17%	1.03%	1.02%	1.00%	0.86%	0.91%	0.92%	0.98%	0.91%
Assets
Return on Average	18.45%	17.14%	15.45%	15.75%	15.90%	13.87%	15.15%	15.48%	15.27%	15.21%
Equity
Average yield on	7.11%	7.43%	7.69%	7.80%	7.95%	8.02%	7.90%	7.78%	7.87%	7.71%
earning assets
Average cost of	3.39%	3.80%	4.31%	4.72%	5.16%	5.29%	5.25%	5.03%	4.87%	4.94%
paying liabilities
Gross spread	3.72%	3.63%	3.38%	3.08%	2.79%	2.73%	2.65%	2.75%	0.03%	2.77%
Net interest margin	3.87%	3.75%	3.50%	3.28%	3.07%	2.92%	2.85%	3.00%	3.20%	2.99%
Operating exp./avg.	2.73%	2.68%	2.66%	2.34%	2.30%	2.24%	2.22%	2.17%	2.39%	2.19%
assets
Efficiency ratio	55.69%	58.64%	60.66%	57.64%	61.22%	61.86%	61.22%	59.20%	60.28%	59.55%
LOANS ORIGINATED
Mortgage	$126,568	$126,748	$100,449	$127,607	$80,832	$70,903	$105,635	$105,635	$379,791	$361,712
Consumer	49,522	46,601	52,108	57,243	45,893	49,765	60,015	60,015	205,009	210,786
Commercial	27,786	23,361	23,058	32,993	30,156	22,662	20,999	20,999	108,869	81,659
Total loan	$203,876	$196,710	$175,615	$217,843	$156,881	$143,330	$186,649	$186,649	$693,669	$654,157
originations

COMPOSITION OF GROSS LOAN PORTFOLIO
Residential (1-4	$1,217,241	$1,264,222	$1,239,806	$1,248,937	$1,254,885	$1,232,678	$1,310,518	$1,310,518
family)
Other residential	47,892	45,495	50,195	54,226	49,366	48,545	50,365	50,365
A & D and lots	81,805	86,303	90,186	91,590	93,492	92,881	88,667	88,667
Commercial real	134,568	131,511	132,116	131,901	133,859	134,949	129,459	129,459
estate
Consumer	351,412	347,480	350,443	342,237	330,217	332,149	288,929	288,929
Commercial business	105,288	98,637	93,081	86,451	76,958	61,369	53,953	53,953
	$1,938,206	$1,973,648	$1,955,827	$1,955,342	$1,938,777	$1,902,571	$1,921,891	$1,921,891
ASSET QUALITY
Non-accrual loans	$11,611	$12,358	$8,547	$8,504	$9,717	$7,195	$5,881	$4,166
Loans 90 days or	36	48	25	26	24	35	29	24
more past due
Renegotiated loans	2,679	2,696	2,700	2,703	2,706	2,709	2,712	2,715
REO thru foreclosure	4,417	3,930	3,337	2,644	2,279	4,364	5,895	5,933
TOTAL	$18,743	$19,032	$14,609	$13,877	$14,726	$14,303	$14,517	$12,838
LOAN AND REO LOSS RESERVES
Total reserves for	$16,289	$16,144	$15,943	$15,886	$15,655	$15,438	$15,403	$15,388
loan losses
Loan loss reserves	0.86%	0.84%	0.84%	0.84%	0.83%	0.84%	0.84%	0.83%
/net loans
Provision for losses	1,500	1,516	1,500	1,350	1,275	850	575	640
Net loan charge-offs	1,354	1,315	1,443	1,119	1,058	815	560	427
Net charge-offs	0.07%	0.07%	0.08%	0.06%	0.06%	0.04%	0.03%	0.02%
/average net loans
Annualized net	0.28%	0.28%	0.30%	0.24%	0.23%	0.18%	0.12%	0.09%
charge-offs/
av.loans